UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2008

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 467-2221

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dresser-Rand Group Inc. (the “Company”) previously furnished information announcing the appointment of Raymond L. Carney Jr. as Vice President, Chief Accounting Officer and Corporate Controller of the Company, as well as the retirement of Lonnie A. Arnett (“Arnett”) from his position as Vice President, Chief Accounting Officer and Corporate Controller of the Company.

In recognition of Arnett’s contributions and service to the Company, the Company has approved (a) a pro rata incentive payment, the calculation of which will be based on the Company’s actual 2008 performance pursuant to its incentive plan, (b) the acceleration of the vesting of all of Arnett’s outstanding equity grants to coincide with his last day of employment with the Company on November 30, 2008, and (c) the extension of the period during which Arnett may exercise all of his options to November 30, 2009.

All of these benefits are conditioned upon his signing the Company’s release and non-solicitation agreement and the agreement being effective and not subject to revocation.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Letter from the Company to Lonnie A. Arnett dated October 31, 2008 and accepted by Mr. Arnett on November 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group, Inc.

By: /s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

DATED: November 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter from the Company to Lonnie A. Arnett dated October 31, 2008 and accepted by Mr. Arnett on November 19, 2008.